EXHIBIT 32.1


                          SECTION 1350 CERTIFICATIONS

                  CERTIFICATION PURSUANT TO 18 U.S.C. SECTION
                1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


         In connection with the transition report of Petrogen Corp. (the "Company") on Form 10-KSB for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sacha
H. Spindler, Chief Executive Officer of the Company, and Leo William Kerrigan, Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:


     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: January 14, 2004


/s/ SACHA H. SPINDLER
______________________________________
Sacha S. Spindler
Chief Executive Officer


Dated: January 14, 2004


/s/ L. WILLIAM KERRIGAN
______________________________________
L. William Kerrigan
Chief Financial Officer




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO PETROGEN CORPORATION AND WILL BE RETAINED BY PETROGEN CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.